                                                                     EXHIBIT 5.2

                [Ballard Spahr Andrews & Ingersoll letterhead]

                               February 1, 1999


Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

Cabot Industrial Properties, L.P.
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

          Re:   Registration Statement on Form S-3
                File No. 333-71585
                ----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in its individual capacity and in its capacity as general partner of Cabot Industrial Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with certain matters of Maryland law arising out of the registration of the following securities, having an aggregate initial offering price of up to $1,000,000,000 (collectively, the "Securities"): (a) Common Shares of Beneficial Interest, par value $.01 per share, of the Company ("Common Shares"),
(b) Preferred Shares of Beneficial Interest, par value $.01 per share, of the Company ("Preferred Shares"), (c) warrants to purchase Common Shares or Preferred Shares ("Warrants"), (d) Depositary Shares representing Preferred Shares ("Depositary Shares") and (e) Guarantees ("Guarantees") by the Company of debt securities (the "Debt Securities") issued by the Operating Partnership, all covered by the above-referenced Registration Statement, and any amendments thereto (the "Registration Statement"), filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

Cabot Industrial Trust
February 1, 1999
Page 2


Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

          4. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to the sale, issuance and registration of the Common Shares, the Preferred Shares, the Warrants, the Depositary Shares and the Guarantees, certified as of the date hereof by the Secretary of the Company;

          5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          6. A certificate executed by Neil E. Waisnor, Senior Vice President-Finance, Treasurer and Secretary of the Company, as of the date hereof; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

Cabot Industrial Trust
February 1, 1999
Page 3


     1. Each Individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust. The Securities will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

     6. The issuance and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Trustees of the Company, or a duly authorized committee thereof, in accordance with Maryland law (with such approval referred to herein as the "Corporate Proceedings").

     7. None of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities, nor the compliance by the Company with the terms of any such Securities or agreements will violate any applicable law

Cabot Industrial Trust
February 1, 1999
Page 4

or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound, or any order or decree of any court, administrative or governmental body having jurisdiction over the Company.

     8. The form of certificate or other instrument or document evidencing the Securities will conform in all respects to the requirements of Maryland law.

     9. None of the Securities, and none of the Preferred Shares of Beneficial Interest or Common Shares of Beneficial Interest issuable upon the conversion or exchange of Preferred Shares or exercise of the Warrants, or the Depositary Shares or related Depositary Receipts, will be issued and sold in violation of the provisions of Article 3 of the Declaration of Trust of the Company, entitled "Restriction on Transfer, Acquisition and Redemption of Shares."

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all Corporate Proceedings relating to the Common Shares and the due execution, countersignature and delivery of certificates evidencing the Common Shares, the Common Shares will be (assuming that, upon issuance, the total number of Common Shares of Beneficial Interest issued and outstanding will not exceed the total number of Common Shares of Beneficial Interest that the Company is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings will be validly issued, fully paid and nonassessable.

Cabot Industrial Trust
February 1, 1999
Page 5

     3. Upon (a) designation by the Board of Trustees of the Company of one or more classes or series of preferred shares of beneficial interest to distinguish each such class or series from other then outstanding classes or series of preferred shares of beneficial interest, (b) setting by the Board of Trustees of the number of preferred shares of beneficial interest to be included in each such class or series, (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class or series of preferred shares of beneficial interest, (d) filing with, and acceptance for record by, the SDAT of appropriate Articles Supplementary for each such class or series of shares of beneficial interest, (e) completion of all Corporate Proceedings relating to the Preferred Shares and (f) the due execution, countersignature and delivery of certificates evidencing the Preferred Shares, the Preferred Shares will be (assuming that, upon issuance, the total number of preferred shares of beneficial interest issued and outstanding will not exceed the total number of preferred shares of beneficial interest, and the number of preferred shares of beneficial interest of the same class or series as the Preferred Shares issued and outstanding will not exceed the total number of preferred shares of beneficial interest of such class or series, that the Company is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     4. Upon (a) designation and titling by the Board of Trustees of the Depositary Shares, (b) setting by the Board of Trustees of the number of Depositary Shares to be issued, (c) establishment by the Board of Trustees of the terms, conditions and provisions of the Depositary Shares and any related agreements, (d) due authorization by the Board of Trustees of the execution and delivery by the Company of the Deposit Agreement relating to the Depositary Shares, (e) due authorization and issuance by the Company of the Preferred Shares to be evidenced by the Depositary Shares in accordance with the procedures set forth in Paragraph 3 above, (f) completion of all Corporate proceedings relating to the Depositary Shares and (g) the due execution, countersignature and delivery of certificates evidencing the Preferred Shares to be evidenced by the Depositary Shares, the Preferred Shares to be evidenced by the Depositary Shares will be (assuming that, upon issuance, the total number of preferred shares of beneficial interest issued and outstanding

Cabot Industrial Trust
February 1, 1999
Page 6


will not exceed the total number of preferred shares of beneficial interest, and the number of preferred shares of beneficial interest of the same class or series as the Preferred Shares issued and outstanding will not exceed the total number of preferred shares of beneficial interest of such class or series, that the Company is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     5. Upon (a) due authorization by the Board of Trustees of the issuance, execution and delivery by the Company in its capacity as general partner of the Operating Partnership of the Debt Securities and the execution and delivery by the Company in its individual capacity of the Guarantees, (b) the establishment of the terms, conditions and provisions of the Debt Securities, the Guarantees and any related agreements (including any indenture or indentures pertaining thereto) by the Board of Trustees or a duly authorized officer of the Company, acting on behalf of the Company in its individual capacity or in its capacity as general partner of the Operating Partnership, as the case may be, and (c) completion of all Corporate Proceedings relating to the execution, delivery and performance of the Debt Securities by the Operating Partnership and of the Guarantees by the Company, the execution, delivery and performance of the Debt Securities by the Operating Partnership and the execution, delivery and performance of the Guarantees by the Company will have been duly authorized by all necessary corporate action on the part of the Company, acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be.

     6. Upon (a) due authorization by the Board of Trustees of the issuance, execution and delivery by the Company of the Warrants, (b) the establishment of the terms, conditions and provisions of the Warrants by the Board of Trustees or a duly authorized officer of the Company, acting on behalf of the Company, and
(c) completion of all Corporate Proceedings relating to the execution, delivery and performance of the Warrants by the Company, the execution, delivery and performance of the Warrants will have been duly authorized by all necessary corporate action on the part of the Company.

     The opinion expressed herein with respect to authorization by the Company is limited to the Company's power and authority under its Declaration of Trust and Bylaws and under

Cabot Industrial Trust
February 1, 1999
Page 7

Maryland law, and we express no opinion with respect to the power or authority of the Company under the Partnership Agreement of the Operating Partnership.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Mayer, Brown & Platt, counsel to the Company) without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                            Very truly yours,

                                            Ballard Spahr Andrews & Ingersoll